UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 17, 2021

Lucira Health, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39976	27-2491037
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1412 62nd Street Emeryville, California	94608
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 350-8071

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	LHDX	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 17, 2021, the Board of Directors (the “Board”) of Lucira Health, Inc. (the “Company”) upon recommendation of the Nominating and Corporate Governance Committee of the Board, appointed Alison McCauley as a director of the Company, effective immediately. Ms. McCauley will serve as a Class I director, with an initial term expiring at the Company’s 2022 Annual Meeting of Stockholders. Ms. McCauley will initially serve on the Nominating and Corporate Governance Committee.

Pursuant to the Company’s Non-Employee Director Compensation Policy (as it may be amended from time to time, the “Policy”), Ms. McCauley was granted a stock option to purchase 57,665 shares of the Company’s common stock (the “Grant”) in connection with her appointment to the Board, with one-third of the shares subject to the Grant vesting on the one-year anniversary of the grant date, and thereafter one-thirty-sixth of the shares subject to the Grant vesting on a monthly basis, subject to Ms. McCauley’s continuous service as of each such date. If Ms. McCauley remains in continuous service with the Company until immediately prior to the closing of a Change of Control (as defined in the Company’s 2021 Equity Incentive Plan), the shares subject to her then-outstanding equity awards will become fully vested immediately prior to the closing of such Change of Control. In addition, in accordance with the Policy, Ms. McCauley will also receive an annual cash retainer of $35,000 for her Board service, and an additional $5,000 for her committee service, both of which will be pro-rated for 2021. In addition, commencing with the Company’s 2022 Annual Meeting of Stockholders, Ms. McCauley will be eligible to receive an annual option grant to purchase shares of the Company’s common stock having a value of $110,000 based on the fair market value of the underlying common stock on the date of grant, subject to her continuous service as of each such date.

There were no arrangements or understandings between Ms. McCauley and any other persons pursuant to which she was selected as a director, and there are no related person transactions within the meaning of Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission between Ms. McCauley and the Company required to be disclosed herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lucira Health, Inc.

Date: December 21, 2021	By:	/s/ Daniel George
Daniel George Chief Financial Officer